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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 29, 2001) pertaining to the Sheldahl, Inc. Employee Stock Purchase Plan of our report dated March 8, 2000, with respect to the consolidated financial statements and schedule of Sheldahl, Inc. included in its Annual Report (Form 10-K/A) for the period ended December 29, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP.


Syracuse, New York
June 26, 2001




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